UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 16, 2013

Horizon Bancorp
(Exact Name of Registrant as Specified in Its Charter)

Indiana	000-10792	35-1562417
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

515 Franklin Square, Michigan City, Indiana		46360
(Address of Principal Executive Offices)		(Zip Code)

(219) 879-0211
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On April 16, 2013, the Board of Directors of Horizon Bancorp (the “Company”) added Section 5.15 to the Company’s Amended and Restated Bylaws (the “Bylaws”) to provide for a Lead Director to be appointed by the independent members of the Board of Directors if the offices of Chairman of the Board and Chief Executive Officer are held by the same person. The Board of Directors also adopted a Lead Director Charter. The person appointed to serve as Lead Director must be one of the incumbent, independent directors and be selected pursuant to the procedures, and satisfy the qualifications specified, in the Lead Director Charter. A copy of the Bylaws as amended is attached as Exhibit 3.1 to this Current Report of Form 8-K. The foregoing summary of the revisions is qualified in its entirety by reference to Exhibit 3.1.

Item 8.01. Other Event

On April 16, 2013, the Company’s Board of Directors appointed Craig M. Dwight as the Chairman and Daniel F. Hopp as the Lead Director of the Board of Directors effective July 1, 2013. Robert C. Dabagia, the current Chairman, will retire from the Chairman position and as a director effective June 30, 2013, since this year he will reach the mandatory retirement age specified in the Bylaws. Additional information on the appointment of Mr. Dwight as Chairman and Mr. Hopp as Lead Director is included in the attached press release.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

3.1	Horizon Bancorp Amended and Restated Bylaws, as amended April 16, 2013

99.1	Press Release issued April 18, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: April 18, 2013	Horizon Bancorp

	By:	/s/ Craig M. Dwight
Craig M. Dwight
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description	Location

3.1	Horizon Bancorp Amended and Restated Bylaws, as amended April 16, 2013	Attached

99.1	Press Release issued April 18, 2013	Attached